EXHIBIT 4.9


                                TRUST AGREEMENT
                                       OF
                        ABN AMRO CAPITAL FUNDING TRUST V

     This TRUST AGREEMENT, dated as of April 1, 2003 (this "Trust Agreement"), among (i) LaSalle Funding LLC, a Delaware limited liability company (the "Depositor") and (ii) The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as "ABN AMRO Capital Funding Trust V" in which name the Trustee, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the form of exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

     3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor, as the sponsor of the Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form F-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other


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applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement, and (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred or Capital Securities of the Trust.

     5. This Trust Agreement may be executed in one or more counterparts.

     6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustee may resign upon thirty (30) days' prior notice to the Depositor.

     7. Concerning the Trustee.

     (a) Except as otherwise expressly required in Section 2 of this Trust Agreement, the Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustee. The Trustee shall not be liable for the acts or omissions of the Depositor or any other person who acts on behalf of the Trust nor shall a Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.

     (b) The Trustee accepts the trusts hereby created and agree to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. Each Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

          (i) The Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of it;

          (ii) No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of their rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that


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     repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (iii) Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

          (iv) The Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

          (v) In the event that the Trustee is unsure as to the course of action to be taken by it hereunder, the Trustee may request instructions from the Depositor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for their failure to take any action or for any action it takes in good faith;

          (vi) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

          (vii) To the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

     (c) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon.

     (d) In the exercise or administration of the trusts hereunder, the Trustee
(i) may act directly or, at the expense of the Depositor, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such attorneys or agents if such agents and attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Depositor, consult with counsel, accountants and other experts, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

     (e) Except as expressly provided in this Section 7, in accepting and performing the trusts hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.


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     8. The Depositor hereby agrees to (i) compensate the Trustee for its services hereunder in an amount separately agreed to by the Depositor and the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable fees and expenses of its counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Person with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Depositor under this Section 8 shall survive the termination of this Trust Agreement.

     9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                             LASALLE FUNDING LLC, as Depositor

                                             By:  LASALLE BANK CORPORATION, as
                                                  Managing Member


                                             By:   /s/ Marty Penstein
                                                  ------------------------------
                                             Name:  Marty Penstein
                                             Title: Executive Vice President


                                             By:   /s/ John Murphy
                                                  ------------------------------
                                             Name:  John Murphy
                                             Title: Senior Vice President

                                             THE BANK OF NEW YORK (DELAWARE),
                                             as Trustee


                                             By:   /s/ Michael Santino
                                                  ------------------------------
                                             Name:  Michael Santino
                                             Title: SVP


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                                   EXHIBIT A


                              CERTIFICATE OF TRUST
                                       OF
                        ABN AMRO CAPITAL FUNDING TRUST V

     THIS Certificate of Trust of ABN AMRO Capital Funding Trust V (the "Trust") is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is ABN AMRO Capital Funding Trust V.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a) of the Act.

                                                 THE BANK OF NEW YORK (DELAWARE)


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                 Title: